            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine which number to provide the payer on the Substitute Form W-9.

--------------------------------------- ---------------------------------------

                              Give the
For this type of account:     SOCIAL SECURITY
                              number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, any one of
                              the
                              individuals(1)
3. Husband and wife (joint    The actual owner
 account)                     of the account
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor
 guardian or committee for a  or incompetent
 designated ward, minor or    person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust account   trustee(1)
      (grantor is also
      trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under state
   law
8. Sole proprietorship        The owner(4)
 account

                               Give the EMPLOYER
For this type of account:      IDENTIFICATION
                               number of --
                                        --------
 9. A valid trust, estate or   The legal entity
  pension trust                (5)
10. Corporate account          The corporation
11. Partnership account held   The partnership
  in the name of the business
12. Association, club,         The organization
  religious, charitable,
  educational or other tax-
  exempt organization
13. A broker or registered     The broker or
 nominee                       nominee
14. Account with the           The public entity
  Department of Agriculture
  in the name of a public
  entity, such as a state or
  local government, school
  district or prison that
  receives agricultural
  program payments

                                        ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
---------------------------------------

Note: All "Code" references on the reverse side of these Guidelines are to the Internal Revenue Code of 1986, as amended.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue service Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, from the local office of the Social Security Administration or the Internal Revenue Service or by calling 1(800) TAX-FORM, and apply for a number.

Holders Exempt from Backup Withholding
Holders specifically exempted from backup withholding include the following:
  . An organization exempt from tax under Section 501(a) of the Code, or an individual retirement account (IRA), or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Sec-tion 401(f)(2) of the Code. plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof. Holders that may be exempt from backup withholding include the following:
  . A corporation.
  . A financial institution.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee list.
  . A futures commission merchant registered with the Commodity Futures Trad-
    ing Commission.
  . A foreign central bank of issue.

Payments Exempt from Backup Withholding
Payments of dividends and patronage dividends generally exempt from backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Payments of interest generally exempt from backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments, other than interest, dividends, and patronage dividends, that are exempt from information reporting are also not exempt from backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6050A and 6050N.
Privacy Act Notice
Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must re-port the payments to the IRS. The IRS uses the numbers for identification pur-poses and to help verify the accuracy of your tax return, and may also provide this information to various government agencies for tax enforcement or litiga-tion purposes. . Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of tax-able interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE